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                                  Exhibit 10.12

                                 Lease Agreement

This Lease is made by and between LESSOR : Chen, Ji-Ru[ ][ ][ ][ ][ ] (hereinafter referred to as "Party A"), LESSEE : Wonderful Internet Technology (hereinafter referred to as "Party B") and Party B's Guarantor : Kid Castle Internet Technology Corporation (Note: The renamed company for Kid Castle Internet Technology Corporation is valid automatically on the date of 27th July, 2000.), Wang, Kuo-An (hereinafter referred to as "Party C") for the lease of premises hereunder. Both parties agree to abide by the terms and conditions set forth as follows:

1. Premises under the Lease : 1st Floor, No. 148, Cheng-Kuo Road, Hsintien City, Taipei County, under the Lease.

2. The term of the Lease shall be SIX years, commencing from January 1st, 2000 to December 31st, 2005.

3. The monthly rental : NT$10,000(TEN THOUSAND New Taiwan Dollars) (with a receipt originally issued for the payment of the rental by Party A) shall be paid by Party B without delay or rejection in any circumstances (the aforesaid rental is exclusive of electricity and water charges). The rental will be raised to TWENTY THOUSAND New Taiwan Dollars from on the date of July 1st, 2000.

4. The rental shall be paid before of each month. The rental shall be paid basing on one year period, Party B shall not delay in paying any rental due in any excuse.

5. Party B shall pay a rental deposit of NT$ (Intentionally Blank) to Party A upon signing of this Lease. The said rental deposit shall be returned to Party B without interest upon expiration of this Lease, when Party B does not request for a lease renewal and vacates and surrenders the Premises to Party A.

6. Upon expiration of this Lease when no renewal is agreed by Party A, Party B shall restore the Premises to the original condition thereupon, vacate and surrender the Premises to Party A without making any excuse or claiming any right. In case the Premises shall be surrendered to Party A after delays, Party B shall be liable for a default penalty equivalent to 500% of the rental on a monthly basis until the date of surrender of the Premises, to which Party B and Party C shall have no objection.

7. During the term of this Lease before its expiration, in the event that Party B desires to move out of the Premises, Party B shall not request any rental refund, moving costs or other royalties under other denominations from Party A, and Party B shall unconditionally restore the Premises to the original condition and return the Premises to Party A without objection.

8. Prior to consent by Party A during the term of this Lease, Party B shall not, in whole or in part, have the Premises subleased, transferred, mortgaged to any third party, or in any other way provided for use by any third party.

9. Party B may make alternations of partitions and/or facilities in the Premises as Party B deems necessary; construction work can only begin upon consent given by Party A and shall not

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     damage the main structure and the facilities of the building. Upon expiration of the terms of this Lease, Party B shall be responsible for the restoration of the Premises.

10. Party B shall not use the Premises for any illegal use, nor for storing hazardous articles that will cause public danger.

11. Party B shall use the Premises with the degree of care of a responsible administrator. If the damage or destruction is made by any personal factors, Party B shall be responsible for the reparation. If the Premises provided by Party A are damaged or destroyed due to act of God or any other force majeure, or due to normal wear and tear, Party A shall be responsible for the reparation.

12. In the event that Party B violates any provisions of this Lease or causes damages to Party A, Party B hereby shall be fully responsible for compensating such damage or loss. Party B shall pay for Party A's court costs and attorney's fees in the event that the court action is instituted.

13. In the event that Party B violates any provisions of this Lease or causes damages to the Premises, Party C shall be jointly liable for the loss Party A shall incur and abandon the right of counteraction voluntarily.

14. Parties A, B and C shall observe and abide by the provisions of this Lease, in the event that any party shall violate any provisions thereof, Party A may terminate this Lease thereupon without any prior notice, thus Party A shall in no circumstances have any concern with the loss Party B shall incur.

15. Stamp duties are borne by both Parties, respectively. All taxes relating to the Premises shall be borne by Party A; whereas the expenses involved in the water supply, electricity and other business operations of Party B shall be borne by Party B.

16. In the event that the house tax and income tax owing to the leased Premises leased are heightened due to the Premises rented by Party B, Party B shall bear such difference incurred therefrom without objection.

17. Any article left inside the Premises, upon expiration of this Lease after Party B vacates the Premises, shall be deemed to be abandoned at the disposal of Party A as waste, to which Party B shall have no objection.

18. Special agreements that require forcible execution to be taken : (1) Party B shall pay a compensation of a sum equal to one month of rental to Party A without objection, in the event that Party B may move out of the Premises to other place during the term of the Lease; (2) in the event that Party B shall violate any provisions of this Lease and leave any furniture or article inside the Premises, such articles shall be deemed to be abandoned at the disposal of Party A as waste, thus Party A shall terminate the Lease and in no circumstances have any concern with any loss Party B shall incur. Party B shall abandon the right of counteraction voluntarily thereupon.

19. The rental tax payable shall be borne by Party A/Party B to the tax collection office upon receiving tax statement(s).

In witness whereof both Parties have hereunto signed the Lease, which is made in duplicate, each party bears one to refer.

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The Parties :
Lessor (Party A)    : Chen, Ji-Ru([ ][ ][ ])
ID No.              : A223718115
Address             : 1-1, Lane 47, Yuh-Ing Street, Taipei City

Lessee (Party B)    : Wonderful Internet Technology / Kid Castle Internet
Technology Corporation
Responsible person  : Wang, Kuo-An
ID No.              : (Intentionally Blank)
Address             : (Intentionally Blank)

Party C             : (Intentionally Blank)
ID No.              : (Intentionally Blank)
Address             : (Intentionally Blank)

Date: December 31st, 1999